UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 23, 2004

Commission File Number 333-112528

Vought Aircraft Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2884072 (I.R.S. Employer Identification Number)

9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.

     Vought Aircraft Industries, Inc. (“Vought”) today announced that it is launching the syndication of a new $650 million senior secured credit facility. The new credit facility is expected to be comprised initially of a $250 million six-year revolving credit facility (including a $175 million letter of credit sub-limit) and a $400 million seven-year term loan B. The intended use of proceeds of the new credit facility is to refinance Vought’s existing credit facility and for general corporate purposes, including investment in the Boeing 7E7 program and the execution of the ongoing manufacturing facility consolidation and modernization plan. The new credit facility will be guaranteed by each of Vought’s domestic subsidiaries and secured by a first priority security interest in substantially all of Vought’s assets. Vought currently expects that the initial pricing of the revolving credit facility will be LIBOR plus a spread of 250 basis points, and that the pricing of the term loan B will be LIBOR plus a spread of 275 basis points, in each case subject to a leverage-based pricing grid. The term loan B is expected to amortize at 0.25% per quarter with a bullet payment at maturity. Vought currently expects that the mandatory prepayment provisions, covenants, events of default, and other principal provisions of the new credit facility will be consistent with its existing credit facility, subject to changes to be determined. Vought anticipates that the new credit facility will close in December 2004. However, there can be no assurance that it will close by such time, or at all, or that the new credit facility will have the foregoing structure, terms, pricing or provisions.

     Vought also announced today that it has reached a preliminary agreement with The Boeing Company (“Boeing”) to develop a new manufacturing site for the Boeing 7E7 Dreamliner commercial aircraft program, and in connection with that program Vought intends to establish a joint venture with Alenia North America (“Alenia”), a subsidiary of Finmeccanica SpA. Vought will be the sole-source supplier of the aft fuselage for Boeing’s 7E7 program under a contract that currently is under negotiation, but is expected to represent approximately $5 billion in total contract value through 2021. Vought and Alenia will each have a 50% stake in the joint venture, which will combine the two companies’ respective 7E7 program fuselage products to deliver an integrated product to Boeing. Vought’s funding requirement for the 7E7 program is expected to be approximately $140 million for investment and approximately $50 million for working capital, with significant additional funding to come from other sources. Vought’s investment in the 7E7 program primarily will be in tooling and capital expenditures, design and engineering, and a cash contribution to the joint venture of approximately $20 million in total over the next several years. Vought believes that the 7E7 program represents the next generation of commercial aircraft, and expects that the 7E7 program will evolve into a broader family of more efficient and capable commercial aircraft that will come into production over the next decades.

     With respect to the consolidation and modernization plan previously announced, Vought is in the process of working with several state and local agencies to finalize agreements related to certain of its manufacturing facilities. The plan includes the ongoing modernization of the Dallas facility in a transaction expected to be financed by a third party developer that will provide operating lease financing for property, plant and equipment, and by government agencies that will provide financing through a sale-leaseback of the facility. The consolidation plans also include the sale of the Hawthorne facility expected to occur in the next few months, and Vought intends to lease that facility for the short term while it vacates a portion of the facility and thereafter intends to lease only a portion of the square footage at that facility. When completed in 2007, the facility consolidation and modernization plan is expected to generate approximately $50 million in annual net savings, with a total cost of approximately $400 million (including $125 million of third party operating lease financing) to achieve those savings.

     Vought’s total investment in the 7E7 program and its facility consolidation and modernization plan is expected to be approximately $876 million. The majority of the funding requirement is expected to be financed by cash currently on hand, proceeds from the new credit facilities, sale-leaseback and operating lease arrangements, state grants and other sources. The remaining funding requirements, estimated at $50 to $100 million, are expected to be met by cash flow from operations.

     In addition to the Boeing 7E7 program, Vought regularly pursues opportunities for new business. In some cases, the pursuit or award of new business is strictly confidential. Vought recently has been awarded new contracts on military programs, including a contract for the wing and fuselage components of the U.S. Air Force C-5 Galaxy with a potential value of $471 million through 2013. Vought also is participating in the Sikorsky All-American VH-92 Team for the presidential helicopter competition.

FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in “Risk Factors” in our registration statement on Form S-4, as amended, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 15, 2004 and elsewhere in this report. These factors include among other things (i) reduced demand for new commercial aircraft due to reduction in airline traffic and the financial condition of the airline industry, (ii) business risks inherent to the airline industry including armed conflict, terrorism, global health warnings, government regulation, rising fuel and labor costs, lower than expected profitability, and general economic conditions and (iii) reduced demand for military aircraft due to reductions in defense spending, cancellation or modification of military aircraft programs and changes to government export controls. These and other factors may cause our actual results to differ materially from any forward-looking statement.

     The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Sections 27A of the Securities Act and 21E of the Exchange Act. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this report and, except as required under the federal securities laws and the rules and regulations of the SEC, we assume no obligation to update or revise them or to provide reasons why actual results may differ. We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this report.

SIGNATURES

     Pursuant to the requirements of Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: December 1, 2004	/s/ Cletus Glasener
Cletus Glasener
Vice President, Controller and Treasurer